Exhibit 10.36

April 1, 2009

William P. Danielczyk
Chairman
Innovative Logistics Techniques
8300 Greensboro Drive
McLean, VA  22102

Dear Mr. Danielczyk,

This letter agreement (the “Letter Agreement”) will confirm our understanding of the terms and conditions under which GCC Capital Group, LLC (“Advisor”) is retained in this Executive Management Agreement (the “Agreement”) by Innovative Logistics Techniques (the “Company”) for the purposes of providing certain corporate management oversight and corporate advisory services in connection with setting and achieving strategic business objectives.  As a part of this agreement the Company agrees to compensate the Advisor for its services.  This letter agreement is to confirm our mutual understanding with respect to our agreement.

The Advisor team will be led by William Danielczyk and will also include other members of Advisor’s staff and advisors as we deem appropriate from time to time. Advisor will interact directly with Verle Hammond as he represents the Company’s Board of Directors.

I.	Services to Be Provided (not all inclusive)
Advisor will use its best professional efforts to assist the Company by providing oversight and management expertise to the Company on a daily basis.  In addition to providing corporate management services, the Advisor will also make available to the Company access to the Advisor’s core competence of the Capital Markets as needed in accordance with the terms and conditions of this Agreement. Advisor proposes to offer the following activities on behalf of the Company, including, but not limited to, the following:

All Accounting Services (Payroll, Receivables, Financial Statements, Banking, etc);
All Human Resource Services;
All Financial Assistance;
All Business Development Services;
Office Space;
Furniture;
All Company Restructuring Services;
All Marketing Support;
All Information Technology (IT) Support;
All Corporate Communications Support;
All Debt Negotiations with Creditors;
Evaluating all prospective acquisition opportunities for the Company;

Provide all Strategic Consultation;
Assist the Company in securing a Line of Credit (LOC);
Provide all access to the Capital markets;
Provide all Advisory Services;
Render such other advice and services as corporate finance advisors as agreed upon by Advisor and the Company from time to time;

II.            Compensation
Company agrees to pay Advisor for its Services as follows:

A.  Management Fee
Company agrees to pay Advisor one hundred thousand dollars ($100,000) on a monthly basis or an amount not to exceed fifteen percent (15%) of the gross revenue the Company earned the previous twelve (12) months effective the consummation of this agreement.

Access to Advisor’s personnel, including members of its Senior Advisor network, will be provided at no additional charge to Company. Additionally, ongoing, specifically identified assignments for such personnel may require individualized direct contracting by Company with one or more such Advisors, at possible additional cost, as negotiated from time to time, but only with prior written agreement by Company. If Advisor elects to terminate this agreement, the fees contemplated hereby will terminate simultaneously.

GCC Capital Group will not receive any success fees.

III.         Term of Contract and Termination

The Company or Advisor may terminate this Agreement, with or without cause, after the first sixty (60) days from the date of execution of this Agreement, effective thirty (30) days following receipt by the non-terminating party of written notice of such termination. Any such termination shall not (except as otherwise provided herein) affect the reimbursement or compensation or indemnification provisions set forth herein, all of which will remain in full force and effect.  In the event the Advisor uncovers a material fact about the Company during the course of this Agreement, which in the sole opinion of the Advisor would negatively impact the Company if disclosed, then the Advisor, at its sole discretion, may terminate this Agreement immediately upon written notice of such termination (“Termination Notice”).  This agreement shall expire on May 1, 2010.   The expiration of the term of the Agreement shall not (except as otherwise provided herein) affect the compensation or indemnification provisions set forth herein, all of which will remain in full force and effect.

Information Provided to Advisor
The Company will furnish Advisor with such information as Advisor reasonably requests for this assignment (all such information so furnished being the “Information”).  This includes any information necessary to complete background checks on the principals of the Company.  The Company recognizes and confirms that Advisor (i) will use and rely primarily on the Information provided by the Company as well as Information available from generally recognized public sources in performing services contemplated by this letter without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and (iii) will not make an evaluation or appraisal of any assets of the Company.

Confidentiality
Advisor will require any third party to sign a confidentiality agreement in form and substance satisfactory to the Company prior to furnishing any Information to such third party.

Observation Rights
Advisor will receive observation rights to attend and participate in all meetings and special meetings of the Company during the period of engagement.

Miscellaneous
Notwithstanding this Agreement, Advisor and the Company agree not to quote or refer to this Agreement in any document, release or communication prepared, issued or transmitted without the express written consent of the other party (including any entity controlled by, or under common control with, the Company and any director, officer, employee or agent thereof).

This Agreement shall be binding upon the Company and Advisor and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflicts of laws principles thereof.  The Company will file application and be approved for Directors and Officers’ liability (D&O) Insurance to meet with Advisor’s acceptance within thirty-days from signing of this Engagement Letter.

If the foregoing correctly sets forth our understanding, please so indicate by executing this letter, together with the enclosed duplicate originals, in the space indicated and returning one (1) of these originals for our files.  By so doing, the Company represents and warrants that it has obtained, or within 15 calendar days will obtain, Board of Directors' or other approval of this agreement necessary to cause this Agreement to be duly authorized, executed and delivered by the Company.

Regards,

Accepted and agreed to, as of the date of this letter:

GCC Capital Group LLC

By:
Richard E. Stewart
Managing Director

Innovative Logistics Techniques

By:
William P. Danielczyk
Chairman

Exhibit A
Indemnification Agreement

The following provisions regarding indemnification are an integral part of the Agreement (the "Agreement") to which they are attached between GCC Capital Group, LLC, and the Company named therein.  Capitalized terms used but not defined below have the meanings given to them in the Agreement.

Indemnification by the Company

In connection with the services which GCC Capital Group, LLC have agreed to render to the Company in the Agreement, the Company shall indemnify GCC Capital Group, LLC, each of its directors, officers, employees, and agents and each person, if any, who controls GCC Capital Group, LLC within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act"), and hold GCC Capital Group, LLC harmless to the fullest extent permitted by law against any and all losses, claims, damages, and liabilities (and actions in respect thereof) to which GCC Capital Group, LLC may become subject in connection with (i) GCC Capital Group, LLC use of information contained in the Memorandum that is materially inaccurate or alleged to be materially inaccurate in any respect (as a result of misrepresentation, omission, failure to update or otherwise) that is provided to GCC Capital Group, LLC by the Company or its representatives, agents, or GCC Capital Group, LLC, regardless of whether GCC Capital Group, LLC knew or should have known of such inaccuracy, (ii) the breach of any representation, warranty or covenant of the Company contained in the Agreement, or (iii) any other aspect of the rendering by GCC Capital Group, LLC of services under the Agreement, unless it is finally judicially determined that losses, claims, damages, or liabilities relating thereto were incurred solely as a result of the bad faith, intentional wrongdoing, gross negligence or willful misconduct of GCC Capital Group, LLC.  Notwithstanding the foregoing, the Company shall not be required to indemnify GCC Capital Group, LLC for matters for which the Company is indemnified by GCC Capital Group, LLC hereafter.

Indemnification by GCC Capital Group, LLC

GCC Capital Group, LLC shall indemnify the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and hold such persons harmless to the fullest extent permitted by law, against any and all losses, claims, damages, and liabilities (and actions in respect thereof) to which such person may become subject if such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement of a material fact contained in the Memorandum (as amended or supplemented) or the omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of GCC Capital Group, LLC specifically for inclusion therein, or (ii) any known violation by GCC Capital Group, LLC of the provisions of Rule 502(c) of Regulation D.

Notice of Indemnification

Each party hereto agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it, or upon receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought hereunder, it will promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder.  No indemnification otherwise provided for hereunder shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement.

Defense by Indemnifying Party

Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party.  Any indemnifying party shall be entitled, if it so elects by giving written notice (the "Notice of Defense") to the indemnified party within a reasonable time after receipt of the Notice, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not  conduct, the defense.

If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense, and counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (x) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding paragraph, and (y) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties.  If, within a reasonable time after the receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.  The indemnifying party shall not be liable for settlement of any such action effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party shall indemnify with respect to such settlement or judgment.

Contribution if Indemnification Not Available

If for any reason the foregoing indemnity is unavailable to the indemnified party or insufficient to hold the indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such claims, liabilities, losses, damages or expenses, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, but also the relative fault of the indemnifying party and the indemnified party, as well as any relevant equitable considerations.  Notwithstanding any contrary provisions in this agreement, the aggregate contribution of GCC Capital Group, LLC to all claims, liabilities, losses, damages, and expenses shall not exceed the amount of fees actually received by GCC Capital Group, LLC pursuant to its engagement by the Company.  It is hereby further agreed that the relative benefits to the Company, on the one hand, and Placement Agent, on the other hand, with respect to the transaction contemplated in the Agreement shall be deemed to be in the same proportion as (i) the net proceeds actually received by the Company resulting from the sale of the Securities bears to (ii) the fees paid to Placement Agent with respect to such sale.  The indemnifying party agrees that its indemnification commitments herein set forth shall apply whether or not the indemnified party is a formal party to any such actions or other proceedings, that such commitments shall be in addition to any liability that the indemnifying party may have to the indemnified party at common law or otherwise, and that such commitments shall survive any termination of the Agreement.

Survival and Effect

This indemnity agreement and the representations and warranties of the parties contained in the Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of GCC Capital Group, LLC, and shall survive any termination of such Agreement or the issuance and delivery of the Securities.

AGREED AND ACCEPTED:

GCC Capital Group, LLC

Richard E. Stewart
Managing Director

Date

Innovative Logistics Techniques

William P. Danielczyk
Chairman
Date